     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000

                                                      REGISTRATION NO. 333-36496
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                 7-ELEVEN, INC.

             (Exact name of registrant as specified in its charter)

                        TEXAS                                                        75-1085131
             (State or other jurisdiction                                         (I.R.S. Employer
                          of                                                     Identification No.)
            incorporation or organization)

                           2711 NORTH HASKELL AVENUE
                            DALLAS, TEXAS 75204-2906
                                 (214) 828-7011

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              BRYAN F. SMITH, JR.
                                GENERAL COUNSEL
                                 7-ELEVEN, INC.
                           2711 NORTH HASKELL AVENUE
                            DALLAS, TEXAS 75204-2906
                                 (214) 828-7011

(Name, address and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

                  A. WINSTON OXLEY                                      STEPHEN T. GIOVE
               VINSON & ELKINS L.L.P.                                  ANDREW B. JANSZKY
              3700 TRAMMELL CROW TOWER                                SHEARMAN & STERLING
                  2001 ROSS AVENUE                                    599 LEXINGTON AVENUE
                DALLAS, TEXAS 75201                              NEW YORK, NEW YORK 10022-6069
                  (214) 220-7700                                         (212) 848-4000

                         ------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    This Amendment No. 2 is being filed solely for the purpose of filing the underwriting agreement as an exhibit to the Registration Statement (Registration No. 333-36496). This Amendment No. 2 does not contain copies of the Prospectus included in the Registration Statement or Part II thereof, which are unchanged from Amendment No. 1, filed on May 26, 2000.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The estimated expenses payable by 7-Eleven, Inc. (the "Company") in connection with the registration of the common stock offered hereby are as follows:

SEC registration fee........................................  $   61,669
Printing and engraving expenses.............................     400,000
Legal fees and expenses.....................................     200,000
Accounting fees and expenses................................     200,000
Transfer agent and registrar fees...........................      40,000
Miscellaneous expenses......................................      98,331
                                                              ----------
  Total.....................................................  $1,000,000
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 2.02-1 of the Texas Business Corporation Act permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors. Such law provides further that the indemnification permitted thereunder will not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's articles of incorporation, bylaws, any agreement or otherwise.

    Article Twelve of the Company's Second Restated Articles of Incorporation provides as follows:

        The Corporation shall indemnify any person who (i) is or was a director or officer of this Corporation or (ii) while a director or officer of this Corporation is or was serving at the request of this Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Act. The Corporation may indemnify any person to such further extent as permitted by applicable law, such person to be so indemnified in accordance with the provisions hereof in respect of such person's own negligence.

    In addition, Article Nine of the Company's bylaws provides for such indemnification of officers and directors within the limits set forth in the Second Restated Articles of Incorporation and applicable provisions of Texas law.

    Article Thirteen of the Company's Second Restated Articles of Incorporation further includes a provision eliminating the monetary liability of a director to the Company or its shareholders for an act or omission in the director's capacity as a director to the fullest extent permitted by Texas law. See "Description of Capital Stock--Exculpatory Charter Provisions; Liability and Indemnification of Officers and Directors."

    The Company maintains liability insurance for the benefit of its directors and officers as is customary for corporations in similar industries.

ITEM 16.  EXHIBITS.


       EXHIBIT
       NUMBER           DESCRIPTION OF DOCUMENT
---------------------   -----------------------
        1.1*            Underwriting Agreement.
        4.1             Shareholders Agreement dated as of March 5, 1991, among The
                        Southland Corporation, Ito-Yokado Co., Ltd., IYG Holding
                        Company, Thompson Brothers, L.P., Thompson Capital
                        Partners, L.P., The Hayden Company, The Williamsburg
                        Corporation, Four J Investment, L.P., The Philp Co.,
                        participants in the Company's Grant Stock Plan who are
                        signatories thereto and certain limited partners of Thompson
                        Capital Partners, L.P. who are signatories thereto,
                        incorporated by reference to Exhibit A of Schedule 13D filed by Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd.and IYG
                        Holding Company.
        4.2             First Amendment, dated December 30, 1992, to Shareholders
                        Agreement, dated as of March 5, 1991, incorporated by
                        reference to Exhibit 4.(i)(5) of the Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1992.
        4.3             Second Amendment, dated February 28, 1996, to Shareholders
                        Agreement, dated as of March 5, 1991, incorporated by
                        reference to Exhibit 4.(i)(6) of the Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1995.
        4.4             Subscription Agreement dated March 1, 2000, between IYG
                        Holding Company, 7-Eleven, Inc., Ito-Yokado Co., Ltd. and
                        Seven-Eleven Co., Ltd., incorporated by reference to
                        Exhibit 4.(i)(5) of the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1999.
        4.5             Agreement as to Shares dated March 16, 2000, between
                        7-Eleven, Inc., Ito-Yokado Co., Ltd. and Seven-Eleven
                        Co., Ltd., incorporated by reference to Exhibit 4.(i)(6) of the Registrant's Annual Report on Form 10-K for the year
                        ended December 31, 1999.
        4.6             Registration Rights Agreement dated March 16, 2000, between
                        IYG Holding Company, 7-Eleven, Inc., Ito-Yokado Co., Ltd.
                        and Seven-Eleven Co., Ltd., incorporated by reference to
                        Exhibit 4.(i)(7) of the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1999.
        4.7             Indenture, including Debenture, with Chase Manhattan Trust,
                        N.A., as successor trustee, providing for 5% First Priority
                        Senior Subordinated Debentures due December 15, 2003,
                        incorporated by reference to Exhibit 4.(ii)(2) of the
                        Registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1990.
        4.8             Indenture, including Debentures, with Bank of New York as
                        successor trustee, providing for 4 1/2% Second Priority
                        Senior Subordinated Debentures (Series A) due June 15, 2004
                        and 4% Second Priority Senior Subordinated Debentures
                        (Series B) due June 15, 2004, incorporated by reference to
                        Exhibit 4.(ii)(3) of the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1990.
        4.9             Form of 4.5% Convertible Quarterly Income Debt Securities
                        due 2010, incorporated by reference to Exhibit 4(v)-1 of the
                        Registrant's Form 8-K, dated November 21, 1995.
        4.10            Form of 4.5% Convertible Quarterly Income Debt Securities
                        due 2013, incorporated by reference to Exhibit 4.(ii)(3) of the Registrant's Annual Report on Form 10-K for the year
                        ended December 31, 1997.
        5.1+            Opinion of Vinson & Elkins L.L.P.
        8.1+            Opinion of Vinson & Elkins L.L.P. relating to certain U.S.
                        Federal Tax Considerations for Non-U.S. Holders of Common
                        Stock.
       15.1+            Letter re Unaudited Interim Financial Information from
                        PricewaterhouseCoopers LLP, Independent Auditors.
       23.1+            Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants.
       23.2+            Consent of Vinson & Elkins L.L.P. (included in
                        Exhibit 5.1).
       24.1+            Power of Attorney (included on signature page).


------------------------

+   Previously filed.


*   Filed herewith.

ITEM 17.  UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions in Item 14 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on June 21, 2000.



                                                       7-ELEVEN, INC.

                                                       By:  /s/ BRYAN F. SMITH, JR.
                                                            ----------------------------------------
                                                            Bryan F. Smith, Jr.
                                                            SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                            AND SECRETARY


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                                                TITLE                       DATE
                                                                -----                       ----
                      *                        Chairman of the Board of Directors       June 21, 2000
    ------------------------------------
                Masatoshi Ito

                      *                        Vice Chairman of the Board of Directors  June 21, 2000
    ------------------------------------
              Toshifumi Suzuki

                      *                        President, Chief Executive Officer and   June 21, 2000
    ------------------------------------         Director
               James W. Keyes

                      *                        Vice President, Treasurer and Chief      June 21, 2000
    ------------------------------------         Financial Officer
                Ezra Shashoua

                      *                        Co-Vice Chairman of the Board of         June 21, 2000
    ------------------------------------         Directors
            Clark J. Matthews, II

                                               Director
    ------------------------------------
               Yoshitami Arai

                      *                        Senior Vice President and Director       June 21, 2000
    ------------------------------------
               Masaaki Asakura

                                                                TITLE                       DATE
                                                                -----                       ----
                      *                        Vice President, Chief Accounting         June 21, 2000
    ------------------------------------         Officer, and Controller
              Donald E. Thomas

                      *                        Director                                 June 21, 2000
    ------------------------------------
              Timothy N. Ashida

                      *                        Director                                 June 21, 2000
    ------------------------------------
                 Jay W. Chai

                      *                        Director                                 June 21, 2000
    ------------------------------------
              Gary J. Fernandes

                      *                        Director                                 June 21, 2000
    ------------------------------------
               Masaaki Kamata

                      *                        Director                                 June 21, 2000
    ------------------------------------
                Kazuo Otsuka

                      *                        Director                                 June 21, 2000
    ------------------------------------
             Asher O. Pacholder

                      *                        Director                                 June 21, 2000
    ------------------------------------
                Nobutake Sato


*By:             /s/ BRYAN F. SMITH, JR.
             -------------------------------
                   Bryan F. Smith, Jr.
                    ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


       EXHIBIT
       NUMBER           DESCRIPTION OF DOCUMENT
---------------------   -----------------------
        1.1*            Underwriting Agreement.
        4.1             Shareholders Agreement dated as of March 5, 1991, among The
                        Southland Corporation, Ito-Yokado Co., Ltd., IYG Holding
                        Company, Thompson Brothers, L.P., Thompson Capital
                        Partners, L.P., The Hayden Company, The Williamsburg
                        Corporation, Four J Investment, L.P., The Philp Co.,
                        participants in the Company's Grant Stock Plan who are
                        signatories thereto and certain limited partners of Thompson
                        Capital Partners, L.P. who are signatories thereto,
                        incorporated by reference to Exhibit A of Schedule 13D filed by Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd.and IYG
                        Holding Company.
        4.2             First Amendment, dated December 30, 1992, to Shareholders
                        Agreement, dated as of March 5, 1991, incorporated by
                        reference to Exhibit 4.(i)(5) of the Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1992.
        4.3             Second Amendment, dated February 28, 1996, to Shareholders
                        Agreement, dated as of March 5, 1991, incorporated by
                        reference to Exhibit 4.(i)(6) of the Registrant's Annual
                        Report on Form 10-K for the year ended December 31, 1995.
        4.4             Subscription Agreement dated March 1, 2000, between IYG
                        Holding Company, 7-Eleven, Inc., Ito-Yokado Co., Ltd. and
                        Seven-Eleven Co., Ltd., incorporated by reference to
                        Exhibit 4.(i)(5) of the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1999.
        4.5             Agreement as to Shares dated March 16, 2000, between
                        7-Eleven, Inc., Ito-Yokado Co., Ltd. and Seven-Eleven
                        Co., Ltd., incorporated by reference to Exhibit 4.(i)(6) of the Registrant's Annual Report on Form 10-K for the year
                        ended December 31, 1999.
        4.6             Registration Rights Agreement dated March 16, 2000, between
                        IYG Holding Company, 7-Eleven, Inc., Ito-Yokado Co., Ltd.
                        and Seven-Eleven Co., Ltd., incorporated by reference to
                        Exhibit 4.(i)(7) of the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1999.
        4.7             Indenture, including Debenture, with Chase Manhattan Trust,
                        N.A., as successor trustee, providing for 5% First Priority
                        Senior Subordinated Debentures due December 15, 2003,
                        incorporated by reference to Exhibit 4.(ii)(2) of the
                        Registrant's Annual Report on Form 10-K for the year ended
                        December 31, 1990.
        4.8             Indenture, including Debentures, with Bank of New York as
                        successor trustee, providing for 4 1/2% Second Priority
                        Senior Subordinated Debentures (Series A) due June 15, 2004
                        and 4% Second Priority Senior Subordinated Debentures
                        (Series B) due June 15, 2004, incorporated by reference to
                        Exhibit 4.(ii)(3) of the Registrant's Annual Report on
                        Form 10-K for the year ended December 31, 1990.
        4.9             Form of 4.5% Convertible Quarterly Income Debt Securities
                        due 2010, incorporated by reference to Exhibit 4(v)-1 of the
                        Registrant's Form 8-K, dated November 21, 1995.
        4.10            Form of 4.5% Convertible Quarterly Income Debt Securities
                        due 2013, incorporated by reference to Exhibit 4.(ii)(3) of the Registrant's Annual Report on Form 10-K for the year
                        ended December 31, 1997.
        5.1+            Opinion of Vinson & Elkins L.L.P.
        8.1+            Opinion of Vinson & Elkins L.L.P. relating to certain U.S.
                        Federal Tax Considerations for Non-U.S. Holders of Common
                        Stock.
       15.1+            Letter re Unaudited Interim Financial Information from
                        PricewaterhouseCoopers LLP, Independent Auditors.
       23.1+            Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants.
       23.2+            Consent of Vinson & Elkins L.L.P. (included in
                        Exhibit 5.1).
       24.1+            Power of Attorney (included on signature page).


------------------------

+   Previously filed.


*   Filed herewith.